                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential,  For  Use  of  the  Commission  only  (as  permitted  by  Rule
    14c-5(d)(2))

[X] Definitive Information Statement

                              ENCLAVES GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

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                              ENCLAVES GROUP, INC.
                     2550 East Trinity Mills Road, Suite 12
                             Carrollton, Texas 75006
                       ----------------------------------

                              INFORMATION STATEMENT
                       ----------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

            This  Information  Statement  is first being mailed on or about July
25, 2005 to the holders of record of the common  stock of Enclaves  Group,  Inc.
("ENCLAVES")  as of the close of business on July 8, 2005 (the  "RECORD  DATE").
This  Information  Statement  relates to certain  actions  taken by the  written consent of the  holders of a majority of  Enclaves'  outstanding  common  stock, dated July 8, 2005 (the "WRITTEN CONSENT").

            The Written  Consent  authorized,  effective  upon the twentieth day following  the mailing of this  Information  Statement  to the  stockholders  of
Enclaves,  (i) a one-for-five  hundred  reverse split (the "STOCK SPLIT") of the outstanding  Enclaves  common  stock,  par value $.001 per share,  (the  "COMMON
STOCK"),  and (ii) a decrease in the  authorized  Common Stock of Enclaves  from
174,485,058,400  shares to  5,000,000,000  shares (the  "DECREASE IN  AUTHORIZED
COMMON  STOCK")  which  will both be  effected  by filing  an  amendment  to the
Certificate  of  Incorporation  that  describes  the Stock Split and Decrease in
Authorized Common Stock.

            The  Written  Consent  constitutes  the consent of a majority of the holders of Enclaves'  voting  securities  and is  sufficient  under the Delaware
General  Corporation  Law and  Enclaves'  Bylaws to approve  the Stock Split and
Decrease in Authorized Common Stock.  Accordingly,  the Stock Split and Decrease
in Authorized Common Stock will not be submitted to Enclaves' other stockholders for a vote.

            This Information  Statement is being furnished to you to provide you with material  information  concerning  the actions taken by Written  Consent in accordance  with the  requirements  of the  Securities  Exchange Act of 1934, as amended, and the regulations promulgated  thereunder,  including Regulation 14C.
This  Information  Statement  also  constitutes  notice under Section 228 of the
Delaware General Corporation Law of the action taken by Written Consent.

By Order of the Board of Directors,

/s/ Daniel G. Hayes

Daniel G. Hayes
Chief Executive Officer

                         ******************************

                               GENERAL INFORMATION

            This  Information  Statement  is being first mailed on or about July
25,  2005,  to  stockholders  of Enclaves by the board of  directors  to provide material  information  regarding  corporate  actions  that  have  been  taken by
Enclaves through the Written Consent.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

            Only one  Information  Statement  is being  delivered to two or more security  holders who share an address  unless  Enclaves has  received  contrary instruction  from one or more of the security  holders.  Enclaves  will promptly deliver  upon  written  or oral  request  a  separate  copy  of the  Information
Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request  additional  copies of the
Information  Statement,  or if in the future you would like to receive  multiple copies of information or proxy  statements,  or annual  reports,  or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct Emilia Nuccio,  Enclaves'
Secretary,  by  writing  to her at 2550 East  Trinity  Mills  Road,  Suite  122,
Carrollton, Texas 75006, or calling her at (972) 416-9304.

            The Record Date has been fixed as the date for the  determination of stockholders  entitled to receive this Information  Statement.  As of the Record
Date,  while there were only  43,621,264,600  shares of Common  Stock issued and outstanding,  as each share of Enclaves' outstanding convertible preferred stock is  entitled  to be voted on as  converted  basis with the  Common  Stock on all matters  submitted  to the  holders  of  Common  Stock  for a vote,  there  were
174,485,058,400 shares entitled to be voted on the Record Date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning the ownership of Enclaves Common Stock and Enclaves series A preferred  stock, par value $.001 per share (the "ENCLAVES SERIES A PREFERRED  STOCK"),  as of July 8, 2005 by (i)
each director,  (ii) each executive  officer,  (iii) all directors and executive officers as a group and (iv) each  person  known to be the  beneficial  owner of more than five  percent  (5%) of  Enclaves  Common  Stock or  Enclaves  Series A
Preferred Stock.

            The information  regarding  beneficial  ownership of Enclaves Common
Stock and Enclaves  Series A Preferred  Stock has been  presented in  accordance with the rules of the Securities and Exchange  Commission.  Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person,  directly or  indirectly,  has or shares voting power or investment power, and to beneficially own any shares of Enclaves' capital stock as to which such person has the right to acquire  voting or investment  power within 60 days through the  exercise of any stock  option or other  right.  The  percentage  of beneficial  ownership as to any person as of a particular  date is calculated by dividing  (a) (i) the number of shares  beneficially  owned by such  person plus
(ii) the  number of  shares as to which  such  person  has the right to  acquire voting or  investment  power  within  60 days by (b) the total  number of shares outstanding  as of such date,  plus any shares that such person has the right to acquire within 60 days.  Including those shares in the tables does not, however, constitute  an  admission  that the named  stockholder  is a direct or  indirect beneficial  owner of those shares.  Unless otherwise  indicated,  each person or entity named in the table has sole voting power and investment  power (or shares that  power with that  person's  spouse)  with  respect to all shares of capital stock listed as owned by that person or entity.

                                                                    Series A Convertible
Name and Address of Beneficial       Common Stock Beneficially       Preferred Stock
Owner                                           Owned               Beneficially Owned
------------------------------       --------------------------    --------------------------
                                     Shares          Percentage    Shares         Percentage
                                     ------          ----------    ------         ----------

Daniel G. Hayes
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Mark D. MacFarlane
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Emilia Nuccio
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Robert M. Kohn
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Robert A. MacFarlane
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Marlin Wiggins
Enclaves Group, Inc.
2550 East Trinity Mills Road          --                  --          --               --
Suite 122
Carrollton, Texas 75006

Officers and Directors as
a group (6 persons)                   --                  --          --               --

Homes For America            148,225,057,111(1)(2)      98.55%     816,000             81.6%
Holdings, Inc.
One Odell Plaza
Yonkers, New York 10701

Cornell Capital               24,078,938,059(2)(3)       35.6%     184,000             18.4%
Partners, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302

          1.    The  Enclaves  Common  Stock  beneficially  owned by  Homes  For
                America Holdings,  Inc. ("HFAH")  represents (i)  41,440,201,370 shares of Enclaves  Common Stock currently held by HFAH and (ii)
                106,784,855,741  shares of Enclaves  Common Stock  issuable upon conversion of the 816,000 shares of Enclaves  Series A Preferred
                Stock currently held by HFAH.

          2.    The common stock  beneficially  owned does not take into account the  outstanding  secured  convertible  debentures  that  have a floating conversion price.

          3.    The Enclaves Common Stock  beneficially owned by Cornell Capital
                Partners,  L.P. ("CORNELL") represents  24,078,938,059 shares of
                Enclaves  Common Stock  issuable upon  conversion of the 184,000 shares of Enclaves  Series A Preferred  Stock  currently held by
                Cornell.

                                CHANGE IN CONTROL

            On April 27,  2005,  HFAH and Cornell  obtained  control of Enclaves from its public stockholders  pursuant to a  reverse-acquisition.  Specifically,
HFAH  transferred all of its equity in a closely held Delaware  company ("MERGER
COMPANY") to Enclaves in exchange for (i) 2,818,936,770  shares of Common Stock,
(ii) 6,000,000 shares of preferred stock convertible into 38,621,264,600  shares of Common Stock and (iii) 814,000  shares of preferred  stock  convertible  into
106,784,855,741 shares of Common Stock and Cornell transferred all of its equity in Merger Company to Enclaves in exchange for 184,000 shares of preferred  stock convertible into  24,078,938,059  shares of Common Stock.  HFAH and Cornell were previously  the sole  equity  holders  of  Merger  Company,  and  following  the reverse-acquisition,  controlled 85% and 14%,  respectively,  of Enclaves Common
Stock,  as  calculated  on a  fully  diluted  basis.  In  addition,  immediately following  the  reverse  acquisition,  Enclaves  re-incorporated  in Delaware by merging with and into Merger Company in a  share-for-share  exchange and changed its name by retaining Merger Company's name,  "Enclaves Group,  Inc." On July 8,
2005,  HFAH converted its 6,000,000  shares of preferred  stock,  in full,  into
38,621,264,600 shares of Common Stock as described above.

            Each of  these  transactions  is  described  in  greater  detail  in
Enclaves'  Current  Report on Form 8-K filed with the  Securities  and  Exchange
Commission  on May 2, 2005 and  Enclaves'  Definitive  Information  Statement on
Schedule 14C filed with the Securities and Exchange  Commission on May 17, 2005,
both of which are hereby incorporated by reference.

                                 THE STOCK SPLIT

            On July 8,  2005,  the  holders of a majority  of  Enclaves'  voting securities  authorized a Stock Split  pursuant to which each five hundred  (500)
currently  outstanding  shares  of Common  Stock  (the  "OLD  SHARES")  would be automatically  converted into one share of Common Stock (the "NEW SHARES").  The
Stock Split will be  effected by the filing of a  Certificate  of  Amendment  to
Enclaves'  Certificate of Incorporation in substantially the form of Appendix A.
The reason for the Stock Split is to  increase  the per share stock price and to create a more attractive trading market for the Common Stock.

            The Stock  Split is being  effectuated  by  reducing  the  number of issued and outstanding  shares at the ratio of 1 for 500. As of the date of this information statement, 43,621,264,600 shares of Common Stock are outstanding and upon  consummation of the Stock Split  approximately  87,242,529  shares will be outstanding  (assuming  no shares are  issued  between  the date  hereof and the closing of the Stock Split other than the  issuance  of New  Shares).  Enclaves'
stated  capital  will  be  reduced  by  approximately   $43,534,022.07  and  its
additional  paid-in capital will be increased by  approximately  $43,534,022.07.
Enclaves'  authorized  capital  stock  will be  unaffected  by the Stock  Split, however,  we are also  amending our  Certificate  of  Incorporation  to decrease
Enclaves'  authorized shares of Common Stock (see "Decrease in Authorized Common
Stock").

            The Stock Split will not alter any stockholder's percentage interest in Enclaves' equity, except to the extent that the Stock Split results in any of
Enclaves'  stockholders owning a fractional share. In lieu of issuing fractional shares,  Enclaves will issue to any  stockholder  who otherwise  would have been entitled  to receive a  fractional  share as a result of the Stock  Split a full share of Common Stock.

            Under  the  Delaware  General  Corporation  Law,  the state in which
Enclaves is  incorporated,  the Stock Split does not require Enclaves to provide dissenting  stockholders with a right of appraisal and Enclaves will not provide stockholders with such right.

            Enclaves  believes that the Federal income tax  consequences  of the
Stock Split to holders of Common Stock will be as follows:

                 (1) Except as  explained  in (5) below,  no income gain or loss will be  recognized  by a  stockholder  on the  surrender  of the Old  Shares or receipt of the certificate representing the New Shares.

                 (2) Except as explained in (5) below,  the tax basis of the New
Shares will equal the tax basis of the Old Shares exchanged therefor.

                 (3) Except as explained in (5) below, the holding period of the
New Shares will include the holding  period of the Old Shares if such Old Shares were held as capital assets.

                 (4) The  conversion  of the Old Shares into the New Shares will produce no taxable income or gain or loss to Enclaves.

                 (5) The  Federal  income tax  treatment  of the  receipt of the additional  fractional  interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

            Enclaves'  opinion is not binding upon the Internal  Revenue Service or the courts,  and there can be no assurance that the Internal  Revenue Service or the courts will accept the positions expressed above.

            The state, local and foreign tax consequences of the Stock Split may vary  significantly as to each stockholder,  depending upon the state or country in which the stockholder  resides.  Stockholders  are urged to consult their own tax advisors with respect to the Federal,  State and local tax  consequences  of the Stock Split.

                            EXCHANGE OF CERTIFICATES

            As soon as practicable  after the  consummation  of the Stock Split,
Letters of Transmittal  will be mailed to each holder of record of the Company's outstanding Common Stock to be used in tendering  certificates for Old Shares in exchange for certificates  representing the whole number of New Shares of Common
Stock to which such holder is entitled.  The Stock Split will occur  without any action on the part of  stockholders  and without  regard to the date or dates on which  certificates  formerly  representing  Old  Shares  of  Common  Stock  are physically surrendered.

            Upon the consummation of the Stock Split, each certificate  formerly representing  Old Shares,  until  surrendered  and  exchanged  for New Shares as described above, will be deemed for all corporate purposes to evidence ownership of the resulting number of New Shares of Common Stock.

            Until  stockholders  have  surrendered  their stock  certificates in exchange for certificates  for New Shares,  such holders will not be entitled to receive dividends, if any, declared or payable to holders of record of shares of
Common  Stock.  Any  such  dividends  and  payments  will  be  remitted  to  the stockholders  entitled thereto,  without interest,  at the time certificates for
Old Shares are  surrendered  for  exchange,  subject  to  applicable  state laws relating to abandoned  property.  No service charges,  brokerage  commissions or transfer  taxes will be payable by  stockholders  in  connection  with the Stock
Split.

            STOCKHOLDERS  SHOULD NOT SUBMIT  CERTIFICATES  UNTIL THEY  RECEIVE A
LETTER OF TRANSMITTAL.

                       DECREASE IN AUTHORIZED COMMON STOCK

            In conjunction with the Stock Split, the number of authorized shares of Common Stock will be reduced  from  174,485,058,400  shares to  5,000,000,000 shares. It is estimated that approximately 4,912,757,471 authorized but unissued shares of Common Stock will remain after the reduction in authorized  shares. Of such  authorized and unissued  shares,  261,727,588  shares will be reserved for issuance upon conversion of Enclaves' outstanding Series A Preferred Stock.

            Enclaves'  Certificate  of  Incorporation  currently  provides  that
Enclaves is authorized  to issue  174,485,058,400  shares of Common  Stock.  The
Board of Directors believes that the authorized shares of Common Stock should be reduced  to  5,000,000,000  shares  in order to  reflect  the  reduction  in the outstanding  shares of Common Stock due to the Stock Split and to reduce certain franchise taxes that are payable based upon Enclaves'  authorized capital stock.
While the Stock Split will reduce the amount of outstanding Common Stock by over
99%, the  amendment to the  Certificate  of  Incorporation  will only reduce the amount of  authorized  Common Stock by 97%. The purpose for the  proportionately smaller decrease in the number of authorized shares of Common Stock is to afford
Enclaves flexibility in raising additional capital,  issuing stock in connection with various employee  incentive plans,  and other general  corporate  purposes, including stock dividends, stock splits and similar uses.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

            None of Enclaves'  officers,  directors  or any of their  respective affiliates has any interest in any of the matters to be acted upon, as set forth in this Information Statement.

                           FORWARD-LOOKING STATEMENTS

            This  Information  Statement may contain  certain  "forward-looking"
statements as such term is defined in the Private  Securities  Litigation Reform
Act of 1995 or by the U.S.  Securities  and  Exchange  Commission  in its rules, regulations  and releases,  which represent  Enclaves'  expectations or beliefs, including  but not  limited  to,  statements  concerning  Enclaves'  operations, economic performance,  financial condition,  growth and acquisition  strategies,

investments,  and future  operational  plans.  For this purpose,  any statements contained  herein that are not statements of historical fact may be deemed to be forward-looking  statements.  Without  limiting the generality of the foregoing, words  such as  "may,"  "will,"  "expect,"  "believe,"  "anticipate,"  "intend,"
"could,"  "estimate," "might," or "continue" or the negative or other variations thereof or  comparable  terminology  are  intended to  identify  forward-looking statements.  These statements,  by their nature,  involve  substantial risks and uncertainties, certain of which are beyond Enclaves' control, and actual results may differ  materially  depending on a variety of important  factors,  including uncertainty  related to  acquisitions,  governmental  regulation,  managing  and maintaining  growth,  volatility of stock prices and any other factors discussed in this  and  other  of  Enclaves'  filings  with the  Securities  and  Exchange
Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

            Enclaves is subject to the information and reporting requirements of the  Securities  Exchange Act of 1934, as amended,  and in accordance  with this act, Enclaves files periodic  reports,  documents and other information with the
Securities  and  Exchange  Commission   relating  to  its  business,   financial
statements  and  other  matters.  These  reports  and other  information  may be inspected  and are available  for copying at the offices of the  Securities  and
Exchange Commission,  450 Fifth Street, N.W.,  Washington,  DC 20549.  Enclaves'
Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's website at http://www.sec.gov.

By Order of the Board of Directors

/s/ Daniel G. Hayes

Daniel G. Hayes
Chief Executive Officer
July 19, 2005

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ENCLAVES GROUP, INC.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     ENCLAVES  GROUP,  INC. (the  "CORPORATION"),  a  corporation  organized and existing  under  and by virtue of the  General  Corporation  Law of the State of
Delaware, does hereby certify as follows:

     1.   The name of the corporation is Enclaves Group, Inc.

     2.   The first paragraph of Article IV of the Certificate of  Incorporation of the  Corporation  is hereby  amended and  restated in its entirety to read as follows:

          "The Corporation shall be authorized to issue two classes of stock to be  designated,  respectively,  "COMMON  STOCK" and
          "PREFERRED  STOCK."  The  total  number  of  shares  of both classes of stock  which the  Corporation  has  authority  to issue is Five  Billion Ten Million  (5,010,000,000)  shares, consisting of: Five Billion (5,000,000,000) shares of Common
          Stock,   $0.001  par  value  per  share,   and  Ten  Million
          (10,000,000) shares of Preferred Stock, $0.001 par value per share.

          Upon  this  Certificate  of  Amendment   becoming  effective
          pursuant  to the  General  Corporation  Law of the  State of
          Delaware  (the  "EFFECTIVE  DATE"),  the  Corporation  shall implement  a reverse  stock  split of its Common  Stock (the
          "REVERSE SPLIT"), whereby every five hundred (500) shares of
          Common Stock issued and  outstanding  of record  immediately prior to the  Effective  Date ("OLD COMMON  STOCK") shall be automatically  reclassified  as, and converted into, one (1)
          share of Common Stock ("NEW COMMON STOCK").

          Notwithstanding  the provisions of the foregoing  paragraph, no fractional  shares of New Common Stock shall be issued in connection  with  the  Reverse  Split.  In lieu  of  issuing fractional shares in the Reverse Split, each holder shall be issued one full share of New Common Stock.

          Each  stock   certificate  that  immediately  prior  to  the
          Effective Date represented shares of Old Common Stock shall, from and after the Effective  Date, be exchanged for a stock certificate  that  represents that number of whole shares of
          New Common  Stock into which the shares of Old Common  Stock

          represented   by   such   certificate    shall   have   been
          reclassified; PROVIDED, HOWEVER, that the Reverse Split will occur  without  any action on the part of  stockholders  and without  regard  to the date or dates on which  certificates
          formerly   representing  shares  of  Old  Common  Stock  are
          physically surrendered. Upon the consummation of the Reverse
          Split, each certificate formerly  representing shares of Old
          Common   Stock,   until   surrendered   and   exchanged  for
          certificates representing shares of New Common Stock will be deemed for all corporate  purposes to evidence  ownership of the resulting number of shares of New Common Stock."

     3.   The fourth paragraph of Article IV of the Certificate of Incorporation of the  Corporation  is hereby  amended and  restated in its entirety to read as follows:

          "The New Common Stock shall be subject to the express  terms of the Preferred Stock and any series thereof. Except as may be provided in this  Certificate of  Incorporation or in any
          Certificate  of  Designation   designating   any  series  of
          Preferred Stock pursuant to the foregoing provisions of this
          Article  IV  that  shall  be in  effect  under  the  General
          Corporation Law of the State of Delaware (a "PREFERRED STOCK
          DESIGNATION"),  the  holders of shares of New  Common  Stock shall be  entitled  to one vote for each such share upon all questions  presented  to the  stockholders,  the New  Common
          Stock  shall  have  the  exclusive  right  to  vote  for the election  of  directors  and for  all  other  purposes,  and holders of Preferred  Stock shall not be entitled to receive notice of any meeting of  stockholders at which they are not entitled to vote."

     4.   The amendment to the Certificate of  Incorporation  of the Corporation
effected by this  Certificate  was duly  authorized by the Board of Directors of the  Corporation in accordance with the provisions of Section 242 of the General
Corporation  Law of the State of Delaware,  and by the  affirmative  vote of the holders of a majority of the Corporation's outstanding capital stock entitled to vote thereon by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

     IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment to be signed and  acknowledged by its Chief Executive  Officer on this
19th day of July, 2005

                                               ENCLAVES GROUP, INC.

                                               By: /s/ Daniel G. Hayes
                                                   -----------------------------
                                                   Daniel G. Hayes
                                                   Chief Executive Officer

SIGNATURE  PAGE  TO  THE   CERTIFICATE  OF  AMENDMENT  TO  THE   CERTIFICATE  OF
INCORPORATION